SEVENTH AMENDMENT TO CREDIT AGREEMENT dated as of July 31, 1997 by and among Mothers Work, Inc., a Delaware corporation, on its own behalf and as successor, by merger, to Motherhood Maternity Shops, Inc., a Delaware corporation ("MWI"), Cave Springs, Inc., a Delaware corporation ("Cave"), The Page Boy Company, Inc., a Delaware corporation ("Page Boy"), Mothers Work (R.E.), Inc., a Pennsylvania corporation ("MW-RE"), (each, a "Borrower", and collectively, jointly and severally, the "Borrowers"), and CoreStates Bank, N.A., successor to Meridian Bank ("Bank").


BACKGROUND

     The Borrowers and the Bank are parties to a Credit Agreement dated as of August 1, 1995, as first amended September 1, 1995, as second amended January 25, 1996, as third amended May 31, 1996, as fourth amended September 30, 1996, as fifth amended January 31, 1997 and as sixth amended April 16, 1997 (the "Credit Agreement") pursuant to which the Bank established, in favor of the Borrowers, a credit facility in an aggregate principal amount of $24,094,684.93, subject to the terms and conditions set forth therein. Borrowers have requested the Bank to increase the amount of the Revolving Credit Commitment to $27,000,000, to eliminate the sublimit with respect to the issuance of Letters of Credit, and to effect certain other changes to the Credit Agreement, which Bank is willing to do, all on the terms and conditions set forth herein. Capitalized terms used herein, and not otherwise defined, shall have the meanings ascribed to them in the Credit Agreement.


AGREEMENTS

     The parties hereto, intending to be legally bound, hereby agree:

     I. Section 1.01 of the Credit Agreement shall be modified by deleting the definition of each of the following terms, and by substituting therefor the language set forth below:

               "Final Maturity Date" shall mean July 31, 1999.

               "Revolving Credit Commitment" shall mean $27,000,000, as the same may be reduced from time to time Revolving Credit Commitment" shall mean $27,000,000, as the same may be reduced from time to time pursuant to Section 2.07 hereof."

     2. Section 2.04(a) of the Credit Agreement shall be amended by deleting the first sentence thereof in its entirety, and by substituting therefor the following:

               "All Revolving Credit Loans made by the Bank to the


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               Borrower shall be evidenced by a single Revolving Credit Note, duly executed on behalf of each of the Borrowers, dated the date of this Seventh Amendment, in substantially the form of Exhibit "A" annexed hereto, delivered and payable to the Bank in a principal amount equal to $27,000,000."

From and after the date hereof, all references to the Revolving Credit Note in the Credit Agreement and all other Loan Documents shall be deemed to be references to such new Revolving Credit Note. Exhibit "A" to the Credit Agreement is hereby replaced with Exhibit "A" attached hereto. The indebtedness evidenced by the previous Revolving Credit Note remains outstanding as of the date hereof and continues to be secured by the Collateral. The parties hereby expressly acknowledge and agree that the new Revolving Credit Note merely re-evidences the indebtedness evidenced by the previous Revolving Credit Note while increasing the principal amount thereof, shall not extinguish the Obligations evidenced thereby or constitute a novation thereof, and is given in substitution of, and not as payment of, the previous Revolving Credit Note.

     3. Section 2.15 of the Credit Agreement shall be amended by deleting the first sentence thereof, and by substituting therefor the following:

               "Upon the request of the Borrowers, and subject to the conditions set forth in Article V hereof and such other conditions to the opening of letters of credit as the Bank requires of its customers generally, the Bank shall from time to time open commercial or standby letters of credit (each a "Letter of Credit") for the account of the Borrowers; provided, however, that no Letter of Credit may be opened if the face amount thereof exceeds the Availability outstanding at such time; and provided, further that no Letter of Credit may be opened if the amount thereof would cause the amount of all Letters of Credit then outstanding (including the Letter of Credit then requested) to exceed the Revolving Credit Commitment; and provided, further that no standby Letter of Credit may be opened if the amount thereof would cause the amount of all standby Letters of Credit then outstanding (including the standby Letter of Credit then requested) to exceed $5,000,000."

     4. Section 6 of the Sixth Amendment to the Credit Agreement, which deals with the Operating Cash Flow of MWI and its Subsidiaries on a Consolidated basis, shall be amended by deleting, from the third sentence thereof (which sentence begins with the words "If the Borrower shall fail to comply with the

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

terms of this Section 6") the following:

               "(i) obtain an appraisal, from a reputable appraiser mutually acceptable to the Bank and the Borrowers, of the value of all its inventory, which appraisal shall be delivered to the Bank within thirty (30) days after the Bank shall have provided written notice with respect thereto to the Borrowers, or any of them, and
               (ii)".

     5. In connection with the execution of this Seventh Amendment, the Borrowers shall obtain an appraisal, from a reputable appraiser mutually acceptable to the Bank and the Borrowers, of the value of all the Borrowers' inventory, which appraisal shall be in form and substance satisfactory to the Bank and shall be delivered to the Bank on or before September 2, 1997.

     6. As a condition to the execution and delivery of this Seventh Amendment to Credit Agreement, the Borrowers shall deliver to the Bank, in form and content satisfactory to the Bank and its counsel, the following documents, instruments or payments:

        (a) A certified copy of resolutions adopted by the Board of Directors of each of the Borrowers authorizing the execution, delivery and performance of this Seventh Amendment, and all of the documents and instruments required by the Bank for the implementation of this Seventh Amendment, including, but not limited to, the replacement Revolving Credit Note;

        (b) The favorable written opinion of Pepper Hamilton & Scheetz, counsel for the Borrowers, substantially in the form of Exhibit "B" hereto, dated the date of this Seventh Amendment, addressed to the Bank and satisfactory to it;

        (c) The replacement Revolving Credit Note, duly executed by the Borrowers, payable to its order and otherwise complying with the provisions of
Section 2.04 of the Credit Agreement;

        (d) An Amendment fee in the amount of $17,500; and

        (e) the inventory location report, as described in Section 6.05(k) of the Credit Agreement.

     7. The Borrowers hereby:

           (a) acknowledge and agree that all of their representations, warranties and covenants contained in the Credit Agreement and/or in the Loan Documents, as amended hereby, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof, except as set forth on Schedule 7(a) attached to this Seventh Amendment; provided, however, that with respect to the dates set forth in certain representations, such dates shall be updated as follows:

              (i) in Section 4.05, the referenced date shall be September 30, 1996;

              (ii) in Section 4.07(a), the referenced date for consolidated balance sheet shall be September 30, 1996;

              (iii) in Section 4.07(b), the referenced date shall be 1997; and

              (iv) in Section 4.07(c), the referenced 1995 Fiscal Year and 1996 Fiscal Year shall be changed to 1996 Fiscal Year and 1997 Fiscal Year, respectively.

           (b) acknowledge and agree that they have no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Credit Agreement or the Loan Documents or the Obligations, or the enforcement of any of the terms of the Credit Agreement or the Loan Documents, as amended hereby; and

           (c) represent and warrant that no Event of Default, as defined in the Credit Agreement, exists or will exist upon the delivery of notice, passage of time or both.

     8. The Borrowers will pay all of Bank's out-of-pocket costs and expenses incurred in connection with the review, preparation, negotiation, documentation and closing of this Seventh Amendment and the consummation of the transactions contemplated herein, including, without limitation, fees, expenses and disbursements of counsel retained by Bank and all fees related to filings, recording of documents and searches, appraisal costs, whether or not the transactions contemplated hereunder are consummated.

     9. All other terms and conditions of the Credit Agreement and of the Loan Documents, not inconsistent with the terms hereof, shall remain in full force and effect and are hereby ratified and confirmed by the Borrowers.


     IN WITNESS WHEREOF, the Borrowers and the Bank have caused this Seventh Amendment to Credit Agreement to be executed by


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


their respective authorized officers as of the day and year first above written.


                                    MOTHERS WORK, INC.


                                    By: /s/ Thomas Frank
                                       ----------------------------
                                        Name:   Thomas Frank
                                        Title:  Vice President

                                    CAVE SPRINGS, INC.


                                    By: /s/ Thomas Frank
                                       ----------------------------
                                        Name:   Thomas Frank
                                        Title:  Vice President


                                    THE PAGE BOY COMPANY, INC.


                                    By: /s/ Thomas Frank
                                       ----------------------------
                                        Name:   Thomas Frank
                                        Title:  Vice President

                                    MOTHERS WORK (R.E.), INC.


                                    By: /s/ Thomas Frank
                                       ----------------------------
                                        Name:   Thomas Frank
                                        Title:  Vice President

                                    CORESTATES BANK, N.A.


                                    By: /s/ Randal D. Southern
                                       ----------------------------
                                        Name:   Randal D. Southern
                                        Title:  Vice President


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


                           QUALIFICATIONS, EXCEPTIONS
                               TO REPRESENTATIONS



                                      NONE





                                  SCHEDULE 7(a)


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